EXHIBIT 5.1

575 Madison Avenue
New York, NY 10022-2585
212.940.8800 tel
212.940.8776 fax

March 22, 2016

Ford Credit Auto Lease Two LLC

c/o Ford Credit SPE Management Office

One American Road

Dearborn, Michigan 48126

Re:                             Ford Credit Auto Lease Trust 2016-A
Registration Statement on Form S-F3 File No. 333-208514

Ladies and Gentlemen:

We have acted as special counsel to Ford Credit Auto Lease Two LLC, a Delaware limited liability company (the “Registrant”), and Ford Credit Auto Lease Trust 2016-A, a Delaware statutory trust, as issuer (the “Trust”), in connection with the above-referenced Registration Statement (the “Registration Statement”), and with the issuance by the Trust on the date hereof of its Asset Backed Notes, Class A-1, Class A-2a, Class A-2b, Class A-3 and Class A-4 (collectively, the “Notes”).  The Trust is governed by the Amended and Restated Trust Agreement, dated as of March 1, 2016 (the “Trust Agreement”), among the Registrants, as depositor, The Bank of New York Mellon, as owner trustee (the “Owner Trustee”), and BNY Mellon Trust of Delaware, as Delaware trustee, and the Notes will be issued under and pursuant to the Indenture, dated as of March 1, 2016 (the “Indenture”), between the Trust and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”).

In that regard, we generally are familiar with the proceedings taken or required to be taken in connection with the proposed authorization, issuance and sale of the Notes, and have made investigations of law and have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of the Registrant and such other instruments of the Registrant and such other persons, as we have deemed appropriate as a basis for the opinions expressed below, including (a) the Registration Statement, (b) the Trust Agreement, the Indenture (including the form of Notes included as an exhibit thereto), the Underwriting Agreement, dated March 15, 2016, among the Depositor, Ford Motor Credit Company LLC and the representatives of the several underwriters named therein, and the other transaction documents and forms of transaction documents attached as exhibits to the Registration Statement (collectively, the “Agreements”) and (c) the prospectus, dated March 15, 2016 (the “Prospectus”), relating to the offering of the Notes.

AUSTIN        CENTURY CITY        CHARLOTTE        CHICAGO        HOUSTON        IRVING        LOS ANGELES
NEW YORK        ORANGE COUNTY        SAN FRANCISCO BAY AREA        SHANGHAI        WASHINGTON, DC

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

We express no opinion except as to matters that are governed by federal law, the laws of the State of New York or the Delaware Limited Liability Company Act or the Delaware Statutory Trust Act.  All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

Based upon the foregoing, we are of the opinion that, with respect to the Notes, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Indenture has been duly authorized by all necessary action and duly executed and delivered by all necessary parties, and (c) the Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and issued and sold as contemplated in the Prospectus and the Agreements and delivered pursuant to Section 5 of the Securities Act of 1933, as amended, in connection therewith, the Notes will have been duly authorized by all necessary action of the Trust and will be legally and validly issued, binding obligations of the Trust, fully paid and non-assessable, and the holders of the Notes will be entitled to the benefits of the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

We hereby consent to the filing of this opinion by the Trust under Form 8-K in connection with the offering and sale of the Notes, and to references to this firm as counsel to the Registrant and the Trust in the Prospectus, without implying or admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Katten Muchin Rosenman LLP